FOR IMMEDIATE RELEASE	Wednesday, May 10, 2023

TEGNA Inc. Reports First Quarter 2023 Results

Achieves record first quarter subscription revenue which reflects resiliency of Company’s business model following a record year for total company revenue, subscription revenue, net income, and Adjusted EBITDA

TEGNA declares regular quarterly dividend of 9.5 cents per share

Tysons, Va. – TEGNA Inc. (NYSE: TGNA) today announced financial results for the first quarter ended March 31, 2023.

FIRST QUARTER FINANCIAL HIGHLIGHTS:

•Total company revenue was $740 million in the first quarter, down four percent year-over-year, due to cyclical even-year events, primarily driven by the absence of political revenue and Winter Olympics on NBC, our largest big four affiliate portfolio, as well as the Super Bowl airing on NBC last year compared to Fox stations this year. Fox is our smallest station portfolio.
–Total company revenue was up two percent from the first quarter of 20211 primarily driven by growth in subscription revenue, partially offset by Advertising and Marketing Services (“AMS”) revenue.

•Subscription revenue was a first quarter record of $414 million, up six percent year-over-year, driven by contractual rate increases, a favorable comparison against the partial quarter interruption experienced with Dish last year, and partially offset by subscriber declines.

•AMS revenue was $308 million in the first quarter, down 13 percent year-over-year due to the absence of the Winter Olympics and Super Bowl last year on our strong portfolio of NBC stations, as well as continued macroeconomic headwinds. Automotive advertising revenue continued to show strong year-over-year growth for the third consecutive quarter adjusting for Winter Olympics and Super Bowl.
–Compared to 2021, first quarter AMS revenue was down five percent primarily driven by variances in Super Bowl on Fox stations compared to CBS in 2021, as well as continued macroeconomic headwinds.

•TEGNA achieved net income of $104 million on a GAAP basis, or $107 million on a non-GAAP basis.

[1] Operating results are subject to significant fluctuations across yearly periods (driven by even-year election cycles and Olympics). As such, the management team and Board of Directors also review current period operating results compared to the same period two years ago (e.g., 2023 vs. 2021).

•Total company Adjusted EBITDA2 was $205 million, representing a decrease of 18 percent compared to the first quarter of 2022 as expected due to reduced high-margin advertising revenue from political and Super Bowl on NBC stations last year, as well as absence of NBC Winter Olympics revenue.
–First quarter Adjusted EBITDA was down 11 percent compared to the first quarter of 2021 reflecting lower high-margin advertising revenues from political and CBS Super Bowl.

•GAAP operating expenses were $567 million, flat year-over-year, driven by increases in programming costs offset by lower stock-based compensation and lower M&A related costs. Non-GAAP operating expenses were $564 million, up two percent year-over-year, with the increase driven entirely by programming costs, partially offset by lower stock-based compensation expense.
–Non-GAAP expenses less programming decreased two percent from the first quarter of 2022.

•GAAP and non-GAAP operating income totaled $174 million and $176 million, respectively.

•Interest expense decreased to $43 million compared to $44 million in the first quarter of 2022 due to lower average debt of $3.1 billion, resulting in net leverage of 2.34x.

•GAAP and non-GAAP earnings per diluted share were $0.46 and $0.47, respectively.

•Free cash flow3 was $133 million for the quarter.
–For the trailing two-year period ending March 31, 2023, free cash flow as a percentage of revenue was 21.3 percent.

•Total cash and cash equivalents at the end of the quarter was $683 million.

DIVIDEND ANNOUNCEMENT

TEGNA’s Board of Directors declared a regular quarterly dividend of 9.5 cents per share, payable on July 3, 2023, to stockholders of record as of the close of business on June 9, 2023.

TRANSACTION OVERVIEW

On February 22, 2022, TEGNA Inc. and Standard General L.P. announced4 that TEGNA and an affiliate of Standard General entered into a definitive agreement under which TEGNA will be acquired by the Standard General affiliate for $24.00 per share in cash. On February 24, 2023, the FCC issued a hearing designation order (the “HDO”) with respect to the transaction. On March 27, 2023, certain of the parties to the Merger Agreement filed a notice of appeal of the HDO and a petition for a writ of mandamus with the United States Court of Appeals for the District of Columbia Circuit (the “D.C. Court of Appeals”). On April 3, 2023, the D.C. Court of Appeals dismissed the appeal of the HDO. On April 21, 2023, the D.C. Court of Appeals denied the petition for a writ of mandamus. TEGNA is currently evaluating its options.

As a result of the pending transaction and as previously announced, TEGNA expects to continue to pay its regular quarterly dividend through the closing of the transaction, but has suspended share repurchases under its previously announced share repurchase program.

2 A non-GAAP measure detailed in Table 3
3 A non-GAAP measure detailed in Table 5
[4] https://investors.tegna.com/news-releases/news-release-details/tegna-be-acquired-standard-general-2400-share

RECENT CONTENT, PROGRAMMING AND ESG UPDATES

•TEGNA Stations’ Streaming Apps for Roku and Fire TV on Growth Trajectory – In Q1, stations’ apps saw 560 million minutes on streaming, a 69 percent increase year-over-year. The average visitor spent 10 hours in the apps during March.

•Premion Continues Strong Growth Trajectory in Local Sales – Premion continues its momentum in the fast-growing streaming TV advertising space with established, proven, and unique sales channels, specifically local, which cannot be easily duplicated. Premion sellers reach more than 78 percent of U.S. households and continue to benefit from the breadth of TEGNA and Gray’s local salesforce and footprint of local stations, a unique advantage in selling CTV and OTT. During the quarter, we renewed a multi-year reseller agreement with Gray.

•Locked On Delivers for Sports Fans – In Q1, Locked On Podcast Network delivered more than 66 million podcast listens and views across all platforms. The network finished the quarter with an impressive increase of 57 percent in unique audience (individual listeners and viewers) versus Q1 2022. Expansion into video continues to be a major driver of network growth, as Locked On saw a 170 percent increase in video views versus Q1 last year with local sports fans consuming more than 337 million minutes of Locked On video content during the quarter.

•VERIFY Continues Growth and Impact – VERIFY, TEGNA’s national brand that combats disinformation, ended the quarter with approximately 420,000 followers across its various dedicated channels, including its daily newsletter and TikTok, both of which were named Webby Award Honorees among some of the most notable brands online. In Q1, unique visitors to VerifyThis.com grew 77 percent year-over-year and video views grew 18 percent year-over-year. YouTube video plays grew 63 percent year-over-year.

•Groundbreaking Investigations Change Lives and Laws – TEGNA stations’ investigative reporting on important local issues has led to new legislation. KARE 11 Investigates’ “The Gap: Failure to Treat, Failure to Protect” received a prestigious Peabody Award (Press Release5) for their year-long investigation that led to new legislation in Minnesota and KXTV’s “The Price of Care: Taken by the State” received a Peabody Award nomination (Press Release6) for their work. KARE’s “The Gap” and WXIA’s “The Reveal: #Keeping” also received prestigious Alfred I. duPont-Columbia University Awards for their impactful investigations. (Press Release7)

•TEGNA Stations and Employees Receive Top Industry Honors – TEGNA stations and employees received industry honors, including KING, which received the Brooks Jackson Prize for Fact-Checking from the Annenberg Public Policy Center in partnership with USC Annenberg’s Cronkite Awards for “The Fraud Crusade,” their series on a misinformation campaign that sought to undermine public trust in Washington state’s elections (Press Release8); three 2023 Gracie Awards from the Alliance for Women in Media Foundation (Press Release9); and a 2023 NAB Foundation Service to America award honor for WBNS (Columbus) in the Television Large/Major Market category for “Maria’s Message,” which resulted in new legislation that toughened Ohio’s distracted driving laws.

[5] https://www.tegna.com/tegna-station-kare-honored-with-peabody-award/
[6] https://www.tegna.com/tegna-stations-kare-and-kxtv-nominated-for-peabody-awards/
[7] https://www.tegna.com/tegna-stations-kare-and-wxia-win-prestigious-2023-alfred-i-dupont-columbia-university-awards/
[8] https://www.tegna.com/tegna-station-king-wins-brooks-jackson-prize-for-fact-checking/
[9] https://www.tegna.com/tegna-stations-receive-three-2023-alliance-for-women-in-media-foundation-gracie-awards/

FORWARD-LOOKING STATEMENTS
This communication includes forward-looking statements within the meaning of the “safe harbor” provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are based on a number of assumptions about future events and are subject to various risks, uncertainties and other factors that may cause actual results to differ materially from the views, beliefs, projections and estimates expressed in such statements. These risks, uncertainties and other factors include, but are not limited to, those discussed under “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, Quarterly Reports on Form 10-Q and the following: (1) the timing, receipt and terms and conditions of any required governmental or regulatory approvals of the proposed transaction between TEGNA and affiliates of Standard General and the related transactions involving the parties to the proposed transaction that could reduce the anticipated benefits of or cause the parties to abandon the proposed transaction, (2) risks related to the satisfaction of the conditions to closing the proposed transaction (including the failure to obtain necessary regulatory approvals), and the related transactions involving the parties to the proposed transaction, in the anticipated timeframe or at all, (3) the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of the Company’s common stock, (4) disruption from the proposed transaction could make it more difficult to maintain business and operational relationships, including retaining and hiring key personnel and maintaining relationships with the Company’s customers, vendors and others with whom it does business, (5) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement entered into pursuant to the proposed transaction or of the transactions involving the parties to the proposed transaction, (6) risks related to disruption of management’s attention from the Company’s ongoing business operations due to the proposed transaction, (7) significant transaction costs, (8) the risk of litigation and/or regulatory actions related to the proposed transaction or unfavorable results from currently pending litigation and proceedings or litigation and proceedings that could arise in the future, (9) other business effects, including the effects of industry, market, economic, political or regulatory conditions, and (10) information technology system failures, data security breaches, data privacy compliance, network disruptions, and cybersecurity, malware or ransomware attacks. Potential regulatory actions, changes in consumer behaviors and impacts on and modifications to the Company’s operations and business relating thereto and the Company’s ability to execute on its standalone plan can also cause actual results to differ materially. The Company is not responsible for updating the information contained in this press release beyond the published date, or for changes made to this press release by wire service, Internet service providers or other media.

Readers are cautioned not to place undue reliance on forward-looking statements made by or on behalf of the Company. Each such statement speaks only as of the day it was made. The Company undertakes no obligation to update or to revise any forward-looking statements. The factors described above cannot be controlled by the Company. When used in this communication, the words “believes,” “estimates,” “plans,” “expects,” “should,” “could,” “outlook,” and “anticipates” and similar expressions as they relate to the Company or its management are intended to identify forward-looking statements. Forward-looking statements in this communication may include, without limitation: statements about the potential benefits of the proposed acquisition, anticipated growth rates, the Company’s plans, objectives, expectations, and the anticipated timing of closing the proposed transaction.

ADDITIONAL INFORMATION
TEGNA Inc. (NYSE: TGNA) is an innovative media company that serves the greater good of our communities. Across platforms, TEGNA tells empowering stories, conducts impactful investigations and delivers innovative marketing solutions. With 64 television stations in 51 U.S. markets, TEGNA is the largest owner of top 4 network affiliates in the top 25 markets among independent station groups, reaching approximately 39 percent of all television households nationwide. TEGNA also owns leading multicast networks True Crime Network, Twist and Quest. TEGNA offers innovative solutions to help businesses reach consumers across television, digital and over-the-top (OTT) platforms, including Premion, TEGNA’s OTT advertising service. For more information, visit www.TEGNA.com.

* * * *

For media inquiries, contact:	For investor inquiries, contact:
Anne Bentley	Julie Heskett
Vice President, Corporate Communications	Senior Vice President, Financial Planning & Analysis
703-873-6366	703-873-6747
abentley@TEGNA.com	investorrelations@TEGNA.com

CONSOLIDATED STATEMENTS OF INCOME
TEGNA Inc.
Unaudited, in thousands of dollars (except per share amounts)

Table No. 1
	Quarter ended Mar. 31,
	2023	2022	% Increase (Decrease)

Revenues	$740,327	$774,123	(4.4)

Operating expenses:
Cost of revenues	426,932	411,450	3.8
Business units - Selling, general and administrative expenses	99,109	101,969	(2.8)
Corporate - General and administrative expenses	12,100	21,320	(43.2)
Depreciation	15,049	15,305	(1.7)
Amortization of intangible assets	13,582	15,000	(9.5)
Spectrum repacking reimbursements and other, net	—	(58)	***
Total	566,772	564,986	0.3
Operating income	173,555	209,137	(17.0)

Non-operating (expense) income:
Equity loss in unconsolidated investments, net	(237)	(3,811)	(93.8)
Interest expense	(42,906)	(43,620)	(1.6)
Other non-operating items, net	5,411	17,319	(68.8)
Total	(37,732)	(30,112)	25.3

Income before income taxes	135,823	179,025	(24.1)
Provision for income taxes	31,819	44,738	(28.9)
Net income	104,004	134,287	(22.6)
Net loss (income) attributable to redeemable noncontrolling interest	299	(53)	***
Net income attributable to TEGNA Inc.	$104,303	$134,234	(22.3)

Earnings per share:
Basic	$0.46	$0.60	(23.3)
Diluted	$0.46	$0.60	(23.3)

Weighted average number of common shares outstanding:
Basic shares	224,544	222,712	0.8
Diluted shares	224,839	223,240	0.7

*** Not meaningful

USE OF NON-GAAP INFORMATION

The company uses non-GAAP financial performance measures to supplement the financial information presented on a GAAP basis. These non-GAAP financial measures should not be considered in isolation from, or as a substitute for, the related GAAP measures, nor should they be considered superior to the related GAAP measures, and should be read together with financial information presented on a GAAP basis. Also, our non-GAAP measures may not be comparable to similarly titled measures of other companies.

Management and the company’s Board of Directors use non-GAAP financial measures for purposes of evaluating company performance. Furthermore, the Leadership Development and Compensation Committee of our Board of Directors uses non-GAAP measures such as Adjusted EBITDA, non-GAAP net income, non-GAAP EPS, and free cash flow to evaluate management’s performance. The company, therefore, believes that each of the non-GAAP measures presented provides useful information to investors and other stakeholders by allowing them to view our business through the eyes of management and our Board of Directors, facilitating comparisons of results across historical periods and focus on the underlying ongoing operating performance of our business. The company also believes these non-GAAP measures are frequently used by investors, securities analysts and other interested parties in their evaluation of our business and other companies in the broadcast industry.

The company discusses in this release non-GAAP financial performance measures that exclude from its reported GAAP results the impact of “special items” consisting of spectrum repacking reimbursements and other, net, M&A-related costs, a gain on an available for sale investment, and an impairment charge recorded for another investment. In addition, we have excluded certain income tax special items associated with a valuation allowance on a deferred tax asset related to an equity method investment.

The company believes that such expenses and gains are not indicative of normal, ongoing operations. While these items should not be disregarded in evaluation of our earnings performance, it is useful to exclude such items when analyzing current results and trends compared to other periods as these items can vary significantly from period to period depending on specific underlying transactions or events that may occur. Therefore, while we may incur or recognize these types of expenses and gains in the future, the company believes that removing these items for purposes of calculating the non-GAAP financial measures provides investors with a more focused presentation of our ongoing operating performance.

The company also discusses Adjusted EBITDA (with and without corporate expenses), a non-GAAP financial performance measure that it believes offers a useful view of the overall operation of its businesses. The company defines Adjusted EBITDA as net income attributable to TEGNA before (1) net loss (income) attributable to redeemable noncontrolling interest, (2) income taxes, (3) interest expense, (4) equity loss in unconsolidated investments, net, (5) other non-operating items, net, (6) M&A-related costs, (7) spectrum repacking reimbursements and other, net, (8) depreciation and (9) amortization. The company believes these adjustments facilitate company-to-company operating performance comparisons by removing potential differences caused by variations unrelated to operating performance, such as capital structures (interest expense), income taxes, and the age and book appreciation of property and equipment (and related depreciation expense). The most directly comparable GAAP financial measure to Adjusted EBITDA is Net income attributable to TEGNA. Users should consider the limitations of using Adjusted EBITDA, including the fact that this measure does not provide a complete measure of our operating performance. Adjusted EBITDA is not intended to purport to be an alternate to net income as a measure of operating performance or to cash flows from operating activities as a measure of liquidity. In particular, Adjusted EBITDA is not intended to be a measure of cash flow available for management’s discretionary expenditures, as this measure does not consider certain cash requirements, such as working capital needs, capital expenditures, contractual commitments, interest payments, tax payments and other debt service requirements.

This earnings release also discusses free cash flow, a non-GAAP performance measure that the Board of Directors uses to review the performance of the business. Free cash flow is reviewed by the Board of Directors as a percentage of revenue over a trailing two-year period (reflecting both an even and odd year reporting period given the political cyclicality of the business). The most directly comparable GAAP financial measure to free cash flow is Net income attributable to TEGNA. Free cash flow is calculated as non-GAAP Adjusted EBITDA (as defined above), further adjusted by adding back (1) stock-based compensation, (2) non-cash 401(k) company match, (3) syndicated programming amortization, (4) dividends received from equity method investments (5) reimbursements from spectrum repacking, and (6) proceeds from company-owned life insurance policies. This is further adjusted by deducting payments made for (1) syndicated programming, (2) pension, (3) interest, (4) taxes (net of refunds) and (5) purchases of property and equipment. Like Adjusted EBITDA, free cash flow is not intended to be a measure of cash flow available for management’s discretionary use.

NON-GAAP FINANCIAL INFORMATION
TEGNA Inc.
Unaudited, in thousands of dollars (except per share amounts)

Table No. 2

Reconciliations of certain line items impacted by special items to the most directly comparable financial measure calculated and presented in accordance with GAAP on the company's Consolidated Statements of Income follow:

		Special Items
Quarter ended Mar. 31, 2023	GAAP measure	M&A-related costs	Non-GAAP measure

Corporate - General and administrative expenses	$12,100	$(2,766)	$9,334
Operating expenses	566,772	(2,766)	564,006
Operating income	173,555	2,766	176,321
Income before income taxes	135,823	2,766	138,589
Provision for income taxes	31,819	181	32,000
Net income attributable to TEGNA Inc.	104,303	2,585	106,888
Earnings per share-diluted	$0.46	$0.01	$0.47

		Special Items
Quarter ended Mar. 31, 2022	GAAP measure	M&A-related costs	Spectrum repacking reimbursements and other	Other non- operating items	Special tax items	Non-GAAP measure

Corporate - General and administrative expenses	$21,320	$(10,234)	$—	$—	$—	$11,086
Spectrum repacking reimbursements and other, net	(58)	—	58	—	—	—
Operating expenses	564,986	(10,234)	58	—	—	554,810
Operating income	209,137	10,234	(58)	—	—	219,313
Other non-operating items, net	17,319	—	—	(18,308)	—	(989)
Total non-operating expenses	(30,112)	—	—	(18,308)	—	(48,420)
Income before income taxes	179,025	10,234	(58)	(18,308)	—	170,893
Provision for income taxes	44,738	31	(14)	168	(7,117)	37,806
Net income attributable to TEGNA Inc.	134,234	10,203	(44)	(18,476)	7,117	133,034
Earnings per share-diluted (a)	$0.60	$0.05	$—	$(0.08)	$0.03	$0.59

(a) Per share amounts do not sum due to rounding.

NON-GAAP FINANCIAL INFORMATION
TEGNA Inc.
Unaudited, in thousands of dollars

Table No. 3

Reconciliations of Adjusted EBITDA to net income presented in accordance with GAAP on the company's Consolidated Statements of Income are presented below:

	Quarter ended Mar. 31,
	2023	2022	2021

Net income attributable to TEGNA Inc. (GAAP basis)	$104,303	$134,234	$112,617
(Less) Plus: Net (loss) income attributable to redeemable noncontrolling interest	(299)	53	215
Plus: Provision for income taxes	31,819	44,738	35,614
Plus: Interest expense	42,906	43,620	46,485
Plus: Equity loss in unconsolidated investments, net	237	3,811	1,329
Less: Other non-operating items, net	(5,411)	(17,319)	(330)
Operating income (GAAP basis)	173,555	209,137	195,930
Plus: M&A-related costs	2,766	10,234	—
Plus: Advisory fees related to activism defense	—	—	4,599
Less: Spectrum repacking reimbursements and other, net	—	(58)	(1,423)
Adjusted operating income (non-GAAP basis)	176,321	219,313	199,106
Plus: Depreciation	15,049	15,305	15,896
Plus: Amortization of intangible assets	13,582	15,000	15,760
Adjusted EBITDA (non-GAAP basis)	$204,952	$249,618	$230,762
Corporate - General and administrative expense (non-GAAP basis)	9,334	11,086	12,271
Adjusted EBITDA, excluding Corporate (non-GAAP basis)	$214,286	$260,704	$243,033

NON-GAAP FINANCIAL INFORMATION
TEGNA Inc.
Unaudited, in thousands of dollars

Table No. 4
Below is a detail of our primary sources of revenue presented in accordance with GAAP on company’s Consolidated Statements of Income. In addition, we show Adjusted EBITDA and Adjusted EBITDA margins (see non-GAAP reconciliations at Table No. 3).

	Quarter ended Mar. 31,
	2023	2022	% Increase (Decrease)	2021	% Increase (Decrease)

Subscription	$414,280	$391,654	5.8	$386,737	7.1
Advertising and Marketing Services	307,845	354,467	(13.2)	322,834	(4.6)
Political	5,291	17,965	(70.5)	9,428	(43.9)
Other	12,911	10,037	28.6	8,052	60.3
Total revenues	$740,327	$774,123	(4.4)	$727,051	1.8

Adjusted EBITDA	$204,952	$249,618	(17.9)	$230,762	(11.2)
Adjusted EBITDA Margin	27.7%	32.2%		31.7%

NON-GAAP FINANCIAL INFORMATION
TEGNA Inc.
Unaudited, in thousands of dollars

Table No. 5

Reconciliations of free cash flow to net income presented in accordance with GAAP on the company's Consolidated Statements of Income are presented below:

	Quarter ended Mar. 31,
	2023	2022	% Increase (Decrease)

Net income attributable to TEGNA Inc. (GAAP basis)	$104,303	$134,234	(22.3)
Plus: Provision for income taxes	31,819	44,738	(28.9)
Plus: Interest expense	42,906	43,620	(1.6)
Plus: M&A-related costs	2,766	10,234	(73.0)
Plus: Depreciation	15,049	15,305	(1.7)
Plus: Amortization	13,582	15,000	(9.5)
Plus: Stock-based compensation	3,688	10,495	(64.9)
Plus: Company stock 401(k) contribution	5,564	5,338	4.2
Plus: Syndicated programming amortization	14,459	18,422	(21.5)
Plus: Net income attributable to redeemable noncontrolling interest	(299)	53	***
Plus: Equity loss in unconsolidated investments, net	237	3,811	(93.8)
Plus (Less): Cash reimbursements from spectrum repacking	—	58	***
(Less) Plus: Spectrum repacking reimbursements and other, net	—	(58)	***
Less: Other non-operating items, net	(5,411)	(17,319)	(68.8)
Less: Income tax payments	(914)	248	***
Less: Syndicated programming payments	(17,119)	(20,771)	(17.6)
Less: Pension contributions	(959)	(960)	(0.1)
Less: Interest payments	(73,862)	(75,063)	(1.6)
Less: Purchases of property and equipment	(2,845)	(5,538)	(48.6)
Free cash flow (non-GAAP basis)	$132,964	$181,847	(26.9)

*** Not meaningful

NON-GAAP FINANCIAL INFORMATION
TEGNA Inc.
Unaudited, in thousands of dollars

Table No. 5 (continued)
Two-year period ended Mar. 31, 2023

Net income attributable to TEGNA Inc. (GAAP basis)	$1,099,110
Plus: Provision for income taxes	334,056
Plus: Interest expense	356,093
Plus: M&A-related costs	27,021
Plus: Depreciation	125,189
Plus: Amortization	120,715
Plus: Stock-based compensation	56,923
Plus: Company stock 401(k) contribution	36,063
Plus: Syndicated programming amortization	136,964
Plus: Advisory fees related to activism defense	12,012
Plus: Cash dividend from equity investments for return on capital	4,276
Plus: Cash reimbursements from spectrum repacking	3,842
Plus: Net income attributable to redeemable noncontrolling interest	1,457
Plus: Reimbursement from Company-owned life insurance policies	1,929
Plus: Equity income in unconsolidated investments, net	13,094
Less: Spectrum repacking reimbursements and other, net	(1,207)
Less: Other non-operating items, net	(33,337)
Less: Syndicated programming payments	(140,650)
Less: Income tax payments, net of refunds	(351,206)
Less: Pension contributions	(12,149)
Less: Interest payments	(345,153)
Less: Purchases of property and equipment	(104,069)
Free cash flow (non-GAAP basis)	$1,340,973

Revenue	$6,283,614
Free cash flow as a % of revenue	21.3%

NON-GAAP FINANCIAL INFORMATION
TEGNA Inc.
Unaudited, in thousands of dollars

Table No. 6
Below is a reconciliation of non-GAAP operating expenses to GAAP operating expenses on the company's Consolidated Statements of Income:

	Quarter ended Mar. 31,
	2023	2022
Operating expenses (GAAP basis)	$566,772	$564,986
Less: Special items [1,2]	(2,766)	(10,176)
Operating expenses (non-GAAP basis)	564,006	554,810
Less: Programming expenses	(251,572)	(236,314)
Operating expenses, less Programming (non-GAAP basis)	$312,434	$318,496

1 Q1 2023 special items include M&A-related costs (see Table 2)
2 Q1 2022 special items include reimbursements from the FCC for required spectrum repacking and M&A-related costs (see Table 2).